UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015 (October 6, 2015)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 6, 2015, the board of directors of Alexza Pharmaceuticals, Inc., a Delaware corporation, or the Company, appointed Thomas B. King, the Company’s president and chief executive officer, as the Company’s principal financial officer and principal accounting officer, effective upon the resignation Mark K. Oki, the Company’s current principal financial officer and principal accounting officer, on October 16, 2015. Mr. King has served as the Company’s president, chief executive officer and a member of the Company’s board of directors since June 2003. Mr. King will not receive any additional compensation in the 2015 fiscal year as a result of being appointed as the Company’s principal financial offer and principal accounting officer.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. King, as previously reported in the Company’s Schedule 14A, as filed with the Securities Exchange Commission on April 30, 2015, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: October 13, 2015

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer